As filed with the Securities and Exchange Commission on June 27, 1996

                                                          File No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                     INTERNATIONAL STANDARDS GROUP, LIMITED
               (Exact name of issuer as specified in its charter)

          Delaware                                           75-2274730
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                 Suite 300
         3200 North Military Trail
            Boca Raton, Florida                                33431
  (Address of principal executive offices)                   (Zip Code)

                                ----------------

               CONSULTING AND ACQUISITION MANAGEMENT AGREEMENT
                            WITH VISTAQUEST, INC.
                           (Full title of the plan)

                                ----------------

                          Joseph L. Lents, Chairman
                     3200 North Military Trail, Suite 300
                          Boca Raton, Florida 33431
                                (407) 997-5880
                   (Name and address of agent for service)

                                   Copy to:

                             James Schneider, Esq.
                     Atlas, Pearlman, Trop & Borkson, P.A.
                    200 East Las Olas Boulevard, Suite 1900
                        Fort Lauderdale, Florida 33301
                                (305) 763-1200

                                ----------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed    Proposed
                                       maximum     maximum
                                       offering    aggregate    Amount of
Title of securities   Amount to be     price per   offering   registration
 to be registered     registered(1)    share(1)    price(1)      fee (1)
================================================================================

Common Stock
($.00001 par
value)                600,000 shares    $ .97       $582,000     $200.69

Common Stock
underlying
Common Stock
Purchase
Warrants              750,000 shares    $ .93       $697,500     $240.52

Total                                             $1,279,500     $441.21
================================================================================

(1) Pursuant to Rule 457(h), the maximum offering price was calculated based upon the average of the closing bid price of the Registrant's Common Stock in the over-the-counter market on June 24, 1996 as to 600,000 Shares of Common Stock and upon the average exercise price of Common Stock Purchase Warrants to purchase 750,000 shares of Common Stock.

                     INTERNATIONAL STANDARDS GROUP, LIMITED

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K


           Form S-8 Item Number
               and Caption                Caption in Prospectus
           --------------------           ---------------------

 1.   Forepart of Registration State-     Facing Page of Registration
      ment and Outside Front Cover        Statement and Cover Page of
      Page of Prospectus                  Prospectus

 2.   Inside Front and Outside Back       Inside Cover Page of Pro-
      Cover Pages of Prospectus           spectus and Outside Cover
                                          Page of Prospectus

 3.   Summary Information, Risk Fac-      Not Applicable
      tors and Ratio of Earnings to
      Fixed Charges

 4.   Use of Proceeds                     Not Applicable

 5.   Determination of Offering Price     Not Applicable

 6.   Dilution                            Not Applicable

 7.   Selling Security Holders            Sales by Selling Security
                                          Holder

 8.   Plan of Distribution                Cover Page of Prospectus
                                          and Sales by Selling
                                          Security Holder

 9.   Description of Securities to be     Consulting and Acquisition
      Registered                          Management Agreement with
                                          VistaQuest, Inc.

10.   Interests of Named Experts and      Not Applicable
      Counsel

11.   Material Changes                    Not Applicable

12.   Incorporation of Certain Infor-     Incorporation of Certain
      mation by Reference                 Documents by Reference

13.   Disclosure of Commission Posi-      Indemnification of Direc-
      tion on Indemnification for         tors and Officers; Under-
      Securities Act Liabilities          takings

PROSPECTUS
                     INTERNATIONAL STANDARDS GROUP, LIMITED

                        1,350,000 Shares of Common Stock

                               ($.00001 par value)

                        Issued pursuant to the Company's
                 Consulting and Acquisition Management Agreement
                              with VistaQuest, Inc.

      This Prospectus is part of a Registration Statement which registers up to an aggregate of 600,000 shares of Common Stock, $.00001 par value (such shares being referred to in the aggregate as the "Shares"), including 750,000 Shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants (the "Warrants"), of International Standards Group, Limited (the "Company") which are being issued, as set forth herein, to VistaQuest, Inc., a consultant to the Company (the "Consultant") pursuant to a Consulting and Acquisition Management Agreement dated May 17, 1996, (the "Consulting Agreement") providing for the issuance of the Shares and Warrants. The Consultant, as selling stockholder may sometimes hereafter be referred to as the "Selling Security Holder." The Shares are being issued to the Consultant pursuant to the Consulting Agreement which has been consummated in order to assist the Company in the negotiation and consummation of the acquisition of the Leader Mortgage Company, acquisition and/or divestiture of other real estate companies or real estate interests, and the management of such companies and assets. The Consulting Agreement is not being undertaken in connection with any present or proposed financing by the Company as the Company is not contemplating any financing for the foreseeable future. The Company has been advised by the Selling Security Holder that it may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that the Shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

      No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                ----------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ----------------

      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

          The date of this Prospectus is June 27, 1996.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The
Company's Common Stock including 750,000 shares of Common Stock underlying Warrants is traded through NASDAQ under the symbol "ISGI."

      The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 1,350,000 shares of the Company's Common Stock, including 750,000 shares of Common Stock underlying Warranty to be issued to a consultant of the Company pursuant to a written consulting agreement. This Prospectus, which is Part I of the Registration Statement, may omit certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

      1. The Company's Annual Report on Form 10-KSB for the year ended September 30, 1995;

      2. The Company's Report on Form 10-QSB for the quarterly period ended December 31, 1995;

      3. The Company's Report on Form 10-QSB for the quarterly period ended March 31, 1996.

      4. All other reports, proxy statements and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the end of the fiscal year covered by the Company's Annual Report on Form 10-KSB referred to in item 1 above, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, International Standards Group, Limited, 3200 North Military Trail, Suite 300, Boca Raton, Florida 33431, telephone (407) 997-5880.

                                   THE COMPANY

General Background

      International Standards Group, Limited (the "Company"), through its wholly-owned subsidiary, Financial Standards Group, Inc. ("FSGI"), was organized to assist credit unions and their supervisory committees in performing comprehensive or internal regulatory compliance audits in satisfaction of their statutory requirements and to provide related internal auditing, accounting and managerial advisory services to credit unions. Credit unions are required under the Federal Credit Union Act and various state statutes to undertake a comprehensive internal annual audit and submit a report of that audit to its Board of Directors and a summary of the report to its membership at the ensuing annual meeting of the credit union membership. There is no statutory requirement that the annual audit be a certified audit, which must be performed by a Certified Public Accountant in accordance with generally accepted auditing standards as published by the American Institute of Certified Public Accountants and which results in the issuance of financial statements and the expression of an opinion regarding such financial statements. A comprehensive internal audit, which does not involve expression of an opinion or result in the issuance of financial statements, need not be performed by a CPA and ordinarily can be accomplished in significantly less time and for less cost than a certified audit, thereby making it feasible and cost effective to the many smaller credit unions in existence.

      On April 21, 1994, the Company consummated an Agreement and Plan of Merger with Membership Realty Ltd., Inc. ("MRL") for the merger of MRL and its wholly-owned subsidiary, Independence Mortgage Corp. of South Florida, Inc., into a new wholly-owned subsidiary organized by the Company. MRL is a full-service commercial and residential real estate brokerage company which also provides mortgage origination and title services.

      The Company's real estate subsidiaries have experienced significant growth during the 1995 fiscal year. MRL currently has six offices open, five of which are in Broward county and one in Palm Beach County. They currently serve approximately 150 real estate associates who generate in excess of $16 million in sales volume on a monthly basis. The Company expects to open additional offices during the next 12 months. The targeted expansion areas are Dade, western Broward and Palm Beach Counties. In November 1995, Real Estate Services Network Holding Corp. (formerly Membership Realty Holding Corp). completed the stock purchase of U.S. Mortgage Network Services Corp. ("U.S. Mortgage"), a Largo Florida mortgage banking operation and additional offices in Atlanta, Georgia, On March 14, 1996, the Company and the principals of U.S. Mortgage entered into an agreement rescinding this transaction, and U.S. Mortgage will operate independently.

      On December 21, 1995 the Company and Global Re., Ltd. ("Global") consummated the Stock Purchase and Exchange Agreement dated as of October 20, 1995, subject to certain due diligence procedures currently being completed on behalf of the Company and pursuant to which the Company acquired all of the capital stock of American Indemnity Company Limited ("AIC") in exchange for 233,333 shares of the Company's newly designated Series G Voting Convertible Preferred Stock (the "Series G Preferred Stock") which was converted into 35,000,000 shares of ISG Common Stock and options to purchase a total of 10,000,000 shares of Common Stock of the Company. AIC, a corporation organized under the laws of St. Christopher and Nevis, British West Indies, became a wholly-owned subsidiary of the Company. On June 12, 1996, ISG sold AIC back to Global Re: Ltd., the original owner of the company. ISG received back from Global the 35,000,000 shares of ISG Common Stock plus options to purchase 10,000,000 shares of ISG's Common Stock, The Company will receive a percentage of AIC's net income, if any, over the next 4 years.

     On May 28, 1996, the Company entered into an Agreement and Plan of Reorganization for the acquisition of all of the outstanding capital stock of Total National Telecommunications, Inc. (d/b/a Total World Telecom) ("Total"). Under the terms of the stock exchange, the shareholders of Total received shares of a newly created series of preferred stock of the Company which is convertible into shares of Common Stock of the Company, the amount of which is based upon fulfillment of certain pre-determined financial criteria and the price of the Company's stock at the time of conversion. The Series M and Series N Preferred Stock established pursuant to the exchange will carry a cumulative dividend of 2.7% of the stated value of the preferred stock which the Company would be required to pay until such time as the Company's Registration Statement relating to resale of certain of the shares of Common Stock underlying the Series of preferred stock are registered under the Securities Act of 1933. Pursuant to the Agreement and Plan of Reorganization, the Company advanced $5,000,000 for the working capital needs of Total.

     Total, which was organized in October 1991, is based in Houston, Texas. The Company is a Tier II switch-based interexchange carrier which utilizes state-of-the-art digital and fiber optic facilities, including five Siemens Stromberg-Carlson DCO tandem switches located in New York, Chicago, Lost Angeles, Atlanta and Houston. In addition, TWT has deployed SS7 signaling throughout its network in order to assure prompt, clear connections at a competitive price. The Company's Operations Command Center is also in Houston. The Company through long-term contracts provides origination and termination long distance services to Tier III and Tier IV, switchless resellers. Total's management team consisting of Donald Booth, Steve Reemts and Larry Ashworth will remain with Total and will occupy senior principal positions with the Company.

                 CONSULTING AND ACQUISITION MANAGEMENT AGREEMENT
                              WITH VISTAQUEST, INC.

General

      On May 17, 1996, the Company entered into a Consulting and Acquisition Management Agreement with VistaQuest, Inc. pursuant to which the Company agreed to issue to the Consultant 600,000 shares of Common Stock of the Company and Warrants to purchase 750,000 Shares of Common Stock in consideration for consulting services to be provided to the Company over an anticipated twelve-month period commencing as of the date of the Consulting Agreement. In addition, the Company will reimburse Consulting for its reasonable out-of-pocket expenses from time to time upon submission of itemized vouchers in support thereof.

     Initial services relative to the performance under the Consulting Agreement already commenced. Under the terms of that agreement, the Consultant is to provide the following services to the Company (i) assist the Company in the negotiation and consummation of a joint venture and/or acquisition with The Leader Mortgage Company including the undertaking of due diligence examinations with respect thereto; (ii) the identification, evaluation, structuring, negotiating and closing of businesses, acquisitions and divestitures, whether in the form of asset purchases, stock purchases, mergers, consolidations, joint ventures, strategic alliances or otherwise relating to real estate and including due diligence examinations in relation thereto; (iii) if requested by the Company, assisting in the managing and operating of such consummated assets, acquisitions or ventures; and (iv) the provision of consulting and advisory services regarding real estate aspects of operations, regulatory compliance, management reporting, technology, developments, political and regulatory analysis, and integration of systems to promote expansion of operations; (v) advise the Company with regard FHA, VA, GNMA, HUD and other regulatory and secondary mortgage market requirements and compliance procedures, credit lines and mortgage portfolio valuations. Following the consummated acquisition of a target company by the Company, at the written request of the Company, the Consultant will participate, subject to the direction of the Company's Board of Directors, in the management and daily operations of such acquisition for compensation to be predicated on the size and scope of operations to be conducted by the Company to be acquired.

      In consideration for providing such services and consulting functions pursuant to the Consulting and Acquisition Management Agreement over a twelve-month period, the Consultant is to receive 600,000 shares of the Company's restricted Common Stock and Warrants to purchase 750,000 shares of Common Stock of the Company. In addition, the Consultant will receive certain monthly payments of $5,000 for a period of twelve months to cover its expenses.

The Consultant is wholly owned by Mark Kabbash, who is the sole officer and director of the Consultant.

      All of the Warrants were granted pursuant to the Consulting Agreement and are not being issued pursuant to any program or plan and are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose. The specific terms of the Warrants are as follows:

      (a) WARRANT PRICE. The exercise price per share of the Company's Common Stock issuable upon exercise of the Warrants was established by the Board of Directors at $0.75 with respect to 350,000 warrants; $1.00 with respect to 250,000 warrants; and $1.25 with respect to 150,000 warrants. The closing bid price of the Common Stock of NASDAQ at the date of the Agreement on May 17, 1996 was $0.66.

      (b)  TERM OF WARRANTS.  The Warrants expire on May 17, 1999.

      (c) PAYMENT FOR SHARES. The purchase price for the exercise of the Warrants is payable in cash and is to be paid in full upon exercise of the Warrants.

      (d) TRANSFERABILITY. The Warrants are not transferrable by the holder thereof except pursuant to the laws of descent and distribution.

      (e) REDEMPTION. There are no redemption rights afforded to the Company in connection with the Warrants.

      (f) ADJUSTMENTS. The number of shares of Common Stock of the Company purchasable upon exercise of the Warrants and the exercise price of the Warrants are subject to adjustment upon the occurrence of specified events primarily involving stock dividends, stock splits, reorganizations, reclassifications, consolidations and mergers. There will be no adjustment for the payment of cash dividends by the Company on its Common Stock. The Company is not required to issue fractional shares. Warrants for fractional shares amounting to less than one share will be disregarded.

      The Selling Security Holder intends to sell all or a portion of the Shares from time to time in the over-the-counter market or in negotiated transactions at market prices prevailing at the time or at negotiated prices, and the Company will not receive any of the proceeds from such sales.

Federal Income Tax Effects

      An option holder does not recognize taxable income on the date of the grant of the Option, which is a non-statutory option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the Option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the Option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the Option holder is deductible by the Company in the year that income is recognized.

      Common Stock issued to a consultant in connection with the performance of services must be included in gross income of the employee, to the extent such issuance is for less than fair market value, based on the difference between the price actually paid and the fair market value of the shares in the first taxable year in which the shares are issued and not subject to a "substantial risk of forfeiture". A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of any condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Common Stock received by a participant who is subject to the short-swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the participant to suit under that action. Nevertheless, such holder may elect within 30 days after the date of receipt to recognize ordinary income as of the date of receipt. Inasmuch as the receipt of the shares was not subject to a substantial risk of forfeiture, the recipient of the shares in lieu of salary will be required to include in gross income the fair market value of the Shares at the time of receipt.

Restrictions Under Securities Laws

      The sale of the Shares must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.


                        SALES BY SELLING SECURITY HOLDER

      The following table sets forth the name of the Selling Security Holder, the amount of shares of Common Stock held directly or indirectly, the maximum amount of shares of Common Stock to be offered by the Selling Security Holder, the amount of Common Stock to be owned by the Selling Security Holder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holder following completion of such offering (based on 38,894,450 shares of Common Stock of the Company outstanding at June 14, 1996).

                                                                  Percentage
                                                   Shares to be   to be Owned
Name of Selling      Number of      Shares to      Owned After       After
Security Holder     Shares Owned    be Offered       Offering      Offering
- ---------------     ------------    ----------       --------      --------

VistaQuest, Inc.     1,350,000*      1,350,000*         -0-           -0-

- ----------------------

* Includes 750,000 Shares of Common Stock issuable upon exercise of the Warrants.


                            DESCRIPTION OF SECURITIES

      The Company is currently authorized to issue up to 100,000,000 shares of Common Stock, par value $.00001 per share, of which 38,894,450 shares were outstanding as of June 14, 1996. The Company is also authorized to issue up to 10,000,000 shares of Preferred Stock, par value $.00001 per share, of which 1,576,001 shares were outstanding at June 14, 1996.

Common Stock

      Subject to the dividend rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

      Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The ByLaws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

Preferred Stock

      The Company is authorized to issue 10,000,000 shares of Preferred Stock, par value $.00001 per share. The Company has 1,578,001 shares of Preferred Stock outstanding at June 14, 1996, including 73,000 shares of Series A Preferred Stock, 150,000 shares of Series D Preferred Stock (to be cancelled), 3,000 shares of Series F Preferred Stock, 500,000 shares of Series K Preferred Stock, 231,000 shares of Series M Preferred Stock, 66,500 shares of Series N Preferred Stock, 35,000 shares of Series O Preferred Stock, 267,501 shares of Preferred Stock, and 250,000 shares of Series Q Preferred Stock. The Preferred Stock may be issued by resolutions of the Company's Board of Directors from time to time without any action of the stockholders. Such resolutions may authorize issuances of such Preferred Stock in one or more series and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series.

Over-The-Counter Market

      The Company's Common Stock is traded on NASDAQ under the symbol "ISGI."

Transfer Agent

      The Transfer Agent for the shares of Common Stock is North American Transfer Co., 147 West Merrick Road, Freeport, New York 11520.


                                  LEGAL MATTERS

      Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301. A member of the firm owns 50,000 shares of Common Stock of the Company.

                                     EXPERTS

      The consolidated financial statements included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1995 and incorporated by reference in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Millward & Co., independent public accountants, and are included herein in reliance upon the authority of said firms as experts in giving said reports. Reference is made to such reports which includes an explanatory paragraph that discusses the Company's ability to continue as a going concern.


                                 INDEMNIFICATION

      Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      The Certificate of Incorporation and By-Laws of the Company require the Company to indemnify its Directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference
- -------    ---------------------------------------

      The documents listed in (a) through (e) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

           (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either
(1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or
(2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

           (b) The Company's Report on Form 10-QSB for the quarterly period ended December 31, 1995;

           (c) The Company's Report on Form 10-QSB for the quarterly period ended March 31, 1996;

           (d) All other reports, proxy statements and documents filed pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report on Form 10-KSB referred to in (a) above.

           (e) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.    Description of Securities
- -------    -------------------------

      The class of securities to be offered hereby is registered under Section 12 of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.    Interests of Named Experts and Counsel
- -------    --------------------------------------

      Not Applicable.

Item 6.    Indemnification of Directors and Officers
- -------    -----------------------------------------

      Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      The Certificate of Incorporation and By-Laws of the Company require the Company to indemnify its Directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

      Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.    Exemption from Registration Claimed
- -------    -----------------------------------

      Inasmuch as the Consultant who will receive the Shares of the Registrant is knowledgeable, sophisticated and had access to comprehensive information relevant to the Registrant, such transactions are undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the Consultant may be required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Registrant subject to registration of the resale of the Shares under the Act.

Item 8.    Exhibits
- -------    --------

Exhibit              Description
- -------              -----------

(4)(a)     Consulting and Acquisition Management Agreement with VistaQuest, Inc.

(5)        Opinion of Atlas, Pearlman, Trop & Borkson, P.A.  relating   to  the
           issuance of shares of Common Stock pursuant to the above Consulting Agreement

(23.1)     Consent of Millward & Co.

(23.2) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto.

Item 9.    Undertakings
- -------    ------------

      (1)  The undersigned Registrant hereby undertakes:

           (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (e) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and the State of Florida, on the 27th day of June, 1996.

                                        INTERNATIONAL STANDARDS GROUP,
                                        LIMITED


                                         By: /s/ Joseph L. Lents
                                            --------------------------
                                                   Joseph L. Lents
                                                 Chairman and
                                           Principal Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                Title                    Date


                          Chairman of the Board
                          President and Principal
/s/ Joseph L. Lents       Executive Officer           June 27, 1996
- --------------------
Joseph L. Lents

                          Vice President, Secretary
                          Treasurer and Principal
                          Financial and Accounting
/s/ Loretta A. Murphy     Officer                     June 27, 1996
- ---------------------
Loretta A. Murphy


                          Senior Vice Presi-
/s/ Denning Loveridge     dent and Director           June 27, 1996
- ---------------------
C. Denning Loveridge



/s/ John Loveridge        Director                    June 27, 1996
- ----------------------
John Loveridge